POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Melinda Hale, Deborah Cheek, Donald Kunz and Michael Ben signing singly, as his true and lawful attorney-in-fact with full power and authority to:

1.	execute for and on behalf of the undersigned, with respect to the undersigned's position as Chief Financial Officer of Ramco-Gershenson Properties Trust (the "Trust"), a Form ID and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act");

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID or Form
3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange, stock market or similar authority; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Trust assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

Each attorney-in-fact shall promptly notify the undersigned regarding, and email the undersigned a copy of, any filing made by the attorney-in-fact on behalf of the undersigned pursuant to this power of attorney. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of December 2015.

/s/GEOFFREY BEDROSIAN
Geoffrey Bedrosian